                                                                   Exhibit 10.15

                          QUALITY CARE SOLUTIONS, INC.


                           SOFTWARE LICENSE AGREEMENT


This License is made and entered by and between Quality Care Solutions, Inc., a Nevada corporation with it's principal place of business at 5030 E. Sunrise Drive, Phoenix, AZ 85044 (hereinafter referred to as "QCSI"), and The TriZetto Group, Inc., its parent, subsidiaries and affiliates, a Delaware corporation with it's principal place of business at 567 San Nicolas Drive, Suite 360, Newport Beach, CA 92660 (hereinafter referred to as "CLIENT").


I. TERM. Provided that all fees and costs are paid timely, and CLIENT complies with the terms and conditions of this License, the initial term of this License shall be for a period of five (5) years beginning on the first day of the month after the date of execution of this License. Thereafter, the term of this License shall automatically be extended for consecutive additional terms of one (1) year each, unless either Party provides the other with written notice of such Party's intention not to extend the term at least one hundred twenty (120) days prior to the end of the initial term or any subsequent term.



II. LICENSED SOFTWARE. CLIENT shall license QMACS(R) and aQDEN(TM) ("Software") according to the terms and conditions herein. This License does not entitle CLIENT to New Software, customized versions or "beta" versions of Software not yet generally released to all licensees of Software.


III. RIGHT TO SERVICE OFFERING TO CLIENT CUSTOMERS ("CUSTOMERS"). QCSI grants CLIENT a non-exclusive, non-transferable license to provide application services to CLIENT's customers as an Application Services Provider ("ASP", i.e. service bureau on an outsourced basis) subject to the terms, conditions, limitations and restrictions set forth herein.
         Section I, paragraph C, "Sole Use" of the Software License is hereby deleted in its entirety and replaced by the following:

         C. Use. This License authorizes CLIENT to use Software for CLIENT's own internal purposes and for the ASP services it provides to its Customers subject to Exhibit B herein.


IV. OWNERSHIP/DERIVATIVE WORKS/SAFEGUARD. Section I, paragraph d, "Ownership/Derivative Works/Safeguard" of the Software License is hereby deleted in its entirety and replaced by the following:

         Software documentation, training materials, plans, prices, configurations, specifications, techniques, algorithms, schemas, screen prints and processes contained herein, or any modifications, extraction or extrapolations thereof, are the property and trade secrets of QCSI and are subject to copyright protections. Any copyright notice does not imply unrestricted or public access. No duplication, usage, disclosure or publication thereof, in whole or in part, for any purpose is permitted, except that which is expressly permitted by this license or other written permission of QCSI. Software documentation is provided to CLIENT only for the duration and only for facilitating Software use by CLIENT. Any Derivative Work created by or on behalf of CLIENT or by and on behalf of QCSI shall be the property of QCSI. Derivative works are defined as any work based upon one or more preexisting works of QCSI, such any form in which a work has been recast, transformed, modified, or adapted, or any work consisting of editorial revisions, annotations, elaborations, or other modifications which, as a whole, represent an "original work of authorship" as that phrase is defined by the United States Copyright Act. QCSI acknowledges that

                                     Page 1
(c)Quality Care Solutions, Inc.
Software License Agreement
Rev. 05/03/99

         CLIENT, or third party, may, from time to time without QCSI's assistance wish to create reports, develop interfaces, integration modules, integration engines, EDI translators, communications enhancement solutions, and middleware (including transaction processing monitors), to the Product and agrees that such work, which shall not be construed as Derivative Works, shall be owned by CLIENT, subject to QCSI's right to the underlying products. CLIENT agrees to safeguard all code against non-licensed use, copying, transfer, or inspection by any unauthorized third party.


V. OBLIGATIONS UPON TERMINATION. Section I, paragraph g, "Obligations Upon Termination" of the Software License is hereby deleted in its entirety and replaced by the following:

         Upon termination of this Agreement, any and all amounts or fees due under this license or otherwise due to Licensor shall immediately be paid in full without further demand by Licensor.


VI. USE OF SOFTWARE AFTER TERMINATION. CLIENT's license to use the Software serialized prior to termination, shall survive termination of this Agreement and shall continue in full force and effect under the terms and conditions of the then current license agreement as long as CLIENT continues to pay pmpm fee for use of the Software and use of Software does not exceed expiration of then current license agreement, unless termination is based upon a violation of Section 1.a (Grant of License) or any other violation of QCSI's intellectual property rights whereupon CLIENT's right and license to use the Software shall terminate if not remedied within sixty (60) days of notification of such violation by QCSI to CLIENT. CLIENT agrees to maintain minimum membership level of 40,000 members or pay minimum monthly fee during this period.


VII. MARKETING. Section II, paragraph f, "Marketing" is hereby deleted in its entirety and replaced by the following: QCSI and CLIENT may reference each other in advertising and promotional materials and either party may use the logo of the other in marketing materials, including web pages, upon receiving prior written approval from the other party which shall not be reasonably withheld.


VIII. LIMITATION ON LIABILITY AND REMEDIES. Section III, paragraph d, "Limitation on Liability and Remedies" is hereby deleted in its entirety and replaced by the following: IN NO EVENT WILL QCSI BE LIABLE FOR ANY INCIDENTAL, INDIRECT, SPECIAL, CONSEQUENTIAL, OR OTHER SIMILAR DAMAGES IN CONNECTION WITH OR ARISING OUT OF THE EXISTENCE, FURNISHING, FAILURE TO FURNISH OR USE OF THE SOFTWARE. PRODUCTS, OR SERVICES FURNISHED HEREUNDER, INCLUDING ANY RELATED THIRD PARTY SOFTWARE, PRODUCT OR SERVICE, WHETHER OR NOT QCSI HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE ABSOLUTE LIABILITY OF QCSI SHALL NOT EXCEED THE TOTAL AMOUNT OF ALL FEES PAID TO LICENSOR BY CLIENT FOR THE PREVIOUS EIGHTEEN (18) MONTH PERIOD.


IX. INDEMNIFICATION. The last sentence of Section III, paragraph f, "Indemnification" is hereby deleted in its entirety and replaced by the following: QCSI shall refund the pro-rata cost of the implementation based on a five-year useful life and shall fully refund any existing balance of maintenance fees.


X. ASSIGNMENT. Section IV, paragraph b, "Assignment" is hereby deleted in its entirety and replaced by the following: TriZetto may assign this Agreement, together with any license granted hereunder, to any Affiliate or any entity resulting from the sale, combination or transfer of all or substantially all of the assets or capital stock, or from any other corporate form of reorganization, subject to the prior written approval of such assignment by QCSI which shall not be unreasonably withheld. Upon any permitted assignment of this Agreement, TriZetto shall not incur any transfer fees other than such fees as may be required for any expanded or additional licenses, equipment, or services necessary for as a result of such assignment.


                                     Page 2

(c) Quality Care Solutions, Inc.
Software License Agreement
Rev. 05/03/99

IN WITNESS WHEREOF, the Parties hereto have executed this License effective the first (1st) day of the month following its execution ("Effective Date"):

QUALITY CARE SOLUTIONS, INC.                      THE TRIZETTO GROUP, INC.

By:      /s/ Gregory S. Anderson                  By    /s/ Kerry M. Kearns
         --------------------------------               ----------------------------------
Name:    Gregory S. Anderson                      Name:    Kerry M. Kearns
Title:   Chief Executive Officer                  Title:   Senior Vice President
Date:    12/20/99                                 Date:    12/16/99
         --------------------------------               -----------------------------------

                                     Page 3

(c)Quality Care Solutions, Inc.
Software License Agreement
Rev. 05/03/99

                                    EXHIBIT A

                                FEES AND SERVICES


In consideration for the license and services granted hereunder, CLIENT hereby agrees to pay QCSI according to the following fee schedule. CLIENT hereby agrees to permit QCSI electronic access to CLIENT's database for billing purposes, if applicable.


[ ]      IMPLEMENTATION SERVICES [Confidential treatment has been requested]

         At CLIENT's request, QCSI agrees to support CLIENT in the first two (2) Customer Software implementations performed by CLIENT. QCSI agrees to provide up to [****] service units of support for each of the two implementations, at a discounted rate of [****] per service unit. Subsequent support may be provided by QCSI upon CLIENT's request according to QCSI's prevailing rates.

[ ]      SOFTWARE LICENSE [Confidential treatment has been requested]

         Minimum Membership Level Effective no later than nine (9) months following the effective date of this Agreement, the CLIENT shall be responsible for maintaining a minimum threshold of members on the Software. If membership level falls below [****], CLIENT will pay QCSI a $ [****] fee.

         PMPM SOFTWARE LICENSE FEE:
         The PMPM Software License Fee shall be the following:

         QMACS PMPM FEE (MEDICAL ONLY): [Confidential treatment has been requested]

         $ [****] Per Member Per Month ("PMPM") from [****] members per month plus
         $ [****] Per Member Per Month from [****] members per month plus
         $ [****] Per Member Per Month over [****] members per month

         The above fees are cumulative up to the respective total number of CLIENT's active members being administered using the Software.


         aQDEN PMPM FEE (DENTAL ONLY): [Confidential treatment has been requested]

         $ [****] Per Member Per Month ("PMPM") from [****] members per month plus
         $ [****] Per Member Per Month from [****] members per month plus
         $ [****] Per Member Per Month over [****] members per month

         The above fees are cumulative up to the respective total number of CLIENT's active members being administered using the Software.

[ ]      ADDITIONAL PRODUCTS

         Upon prior written notice to QCSI, CLIENT may purchase additional products to use with the QMACS software at the following fees which would be added to the core QMACS license fee :

         aQDEN AND QMACS COMBINED [Confidential treatment has been requested]

         $ [****] Per Member Per Month ("PMPM") from 40,000 to 100,000 members per month plus
         $ [****] Per Member Per Month from 100,001 to 500,000 members per month plus
         $ [****] Per Member Per Month over [****] members per month plus
         $ [****] PMPM Support fee from [****] members per month
         $ [****] PMPM Support fee over [****] members per month

         CASE MANAGEMENT MODULE [Confidential treatment has been requested]

         $ [****] PMPM License
         $ [****] PMPM Support



[ ]      SUPPORT

                                     Page 1

(c)Quality Care Solutions, Inc.
Exhibit A -- Fees and Services
Rev. 12/16/99

                    **** - Confidential Treatment Requested

      Each month, CLIENT shall pay the following Support Fees, which shall entitle CLIENT to updates and releases. In addition, twenty-eight percent of the amount below shall apply accrual of service units however, in no event shall CLIENT receive less than [****] service units per month.

      Management of service units and support delivery shall be in accordance with the QCSI Client Guide.


      QMACS SUPPORT FEES: [Confidential treatment has been requested] Support Fees shall be the following:

      $ [****] Per Member Per Month from [****] members per month plus $ [****] Per Member Per Month from [****] members per month plus $ [****] Per Member Per Month over [****] members per month

      The above fees are cumulative up to the respective total number of CLIENT's active members being administered using the Software.

      aQDEN SUPPORT FEES: [Confidential treatment has been requested] Support Fees shall be the following:

      $ [****] Per Member Per Month from [****] members per month plus $ [****] Per Member Per Month from [****] members per month plus $ [****] Per Member Per Month over [****] members per month

      The above fees are cumulative up to the respective total number of CLIENT's active members being administered using the Software.




PAYMENT GUIDELINES

The Software License and Support Fees herein are payable beginning with the first day of the month following the provision of service to the first customer, but no later than nine (9) months after the effective date of this License and due monthly thereafter.

LATE PAYMENT AND INTEREST

If fees herein are not paid within thirty (30) days of invoice date, QCSI will assess a late payment penalty of one and one-half percent (1.00%) (SIC) of the fees due. Any payment, which is more than thirty (30) days late, will accrue interest at the rate of twelve percent (12.00%) per annum until paid in full. QCSI shall have the right to suspend all its obligations under this License in the event that any payment is more than forty-five (45) days late. QCSI shall notify CLIENT in writing at least fifteen (15) days before suspending its obligations for late or non-payment.

In the event that CLIENT determines in its reasonable judgment that a billing error has occurred, CLIENT must notify QCSI in writing within thirty (30) days of receipt of such erroneous items. CLIENT agrees to pay all undisputed items on an invoice, which may have disputed items contained thereon. QCSI agrees that no late payment penalty shall be applicable for contested invoice items until thirty (30) days following QCSI's response to CLIENT's notice of billing error.

TRAVEL AND EXPENSE GUIDELINES

CLIENT agrees to reimburse or pay QCSI for reasonable travel, lodging, and meals, which are incurred by QCSI at the CLIENT or a Customer's office within fifteen (15) days of receipt of invoice for reimbursement of expenses.


                                     Page 2
(c)Quality Care Solutions, Inc.
Exhibit A - Fees and Services                                  CLIENT GA QCSI
                                                                      --
Rev. 12/16/99



                    **** - Confidential Treatment Requested

                          QUALITY CARE SOLUTIONS, INC.

                                SOFTWARE LICENSE

                               TERMS & CONDITIONS

I. SOFTWARE LICENSE GRANT

a) Grant of License. QCSI hereby grants to CLIENT a non-exclusive, non-transferable license ("License") to use QCSI software programs, systems and related documentation identified on the front page of this License ("Software"). This License is expressly made and granted subject to the terms, conditions, limitations and restrictions as set forth herein.

b) Fees. To maintain its License hereunder, CLIENT shall pay to QCSI all fees and costs as provided in Exhibit A to this License.

c) Sole Use. This license authorized CLIENT to use Software only for CLIENT's own internal purposes. CLIENT shall not allow any third party to access, copy or use Software, nor shall it use Software to provide time-sharing or data processing services to a third party without a separate written agreement with QCSI. CLIENT is prohibited to re-license, rent, lease or provide application hosting of Software without QCSI's express written permission.

d) Ownership/Derivative Works/Safeguard. Software, documentation, training materials, plans, prices, configurations, specifications, techniques, algorithms, schemas, screen prints and processes contained herein, or any modification, extraction, or extrapolations thereof, are the property and trade secrets of QCSI and are subject to copyright protections. Any copyright notice does not imply unrestricted or public access. No duplication, usage, disclosure, or publication thereof, in whole or in part, for any purpose is permitted, except that which is expressly permitted by this license or other written permission of QCSI. CLIENT shall include in all copies made by it notices of copyright and other proprietary rights included by QCSI in or on Software. Software documentation is provided to CLIENT only for the duration of this License and only for facilitating Software use by CLIENT. CLIENT specifically agrees that any derivative works or modifications of Software shall be the property of QCSI and CLIENT hereby assigns all title and ownership interest therein to QCSI. Derivative works are any modifications of Software or work, which is based on Software source or object code, or which requires Software to function. Such derivative works shall be deemed Software for the purposes of this License however, QCSI's representations, warranties and liabilities shall not extend to derivative works and modifications. CLIENT agrees to safeguard all code against non-licensed use, copying, transfer or inspection by any third party. CLIENT shall require all persons and entities to whom CLIENT has granted authority to save data or who have access to any Executable Code to execute and submit to QCSI a confidentiality agreement.

e) Breach. In the event of a breach or the threat of a breach of this License, QCSI, in addition to any other remedies it may have at law or in equity, shall be entitled to a restraining order, preliminary injunction, and other appropriate relief so as to specifically enforce the terms of this License, and any other agreement entered into in conjunction with this license. CLIENT agrees that a breach of this License would cause QCSI irreparable injury. This License may be terminated with ninety (90) days prior written notice if either Party fails to comply with the terms, conditions or any covenant under this License and fails to perform or cure the same within forty-five (45) days of receipt of written notice.

f) Loss or Damages to Software. In case of loss, damage, or destruction of any of the Software, QCSI will replace it at the written request of CLIENT. CLIENT shall pay QCSI's reasonable reproduction and delivery expenses for such replacement.

g) Obligations Upon Termination. Upon expiration or termination of the License, all copies of Software shall promptly be delivered to QCSI or destroyed by CLIENT, and CLIENT shall certify the same in writing within ninety (90) days of termination.

II. MISCELLANEOUS

a) Software Delivery. QCSI will deliver at least one machine-readable copy of Software. QCSI agrees to provide one (1) hardcopy and one (1) electronic copy of Software documentation to CLIENT as such documentation is published or updated.

b) Standard Reports. QCSI will deliver a limited set of standard reports with Software. CLIENT acknowledges that third-party report writing software tools are required to create new reports or modify QCSI's standard reports. The license fee, support and training cost for third-party report writing tools are not included in this License and must be acquired separately. CLIENT acknowledges that QCSI's standard reports are templates and examples of reports QCSI has developed for non-specific use. The CLIENT acknowledges responsibility for the design, development and production of its own reports, documents, letters and identification cards to be used in conjunction with Software.

c) Electronic Data Interface (EDI) Engine. QCSI will deliver a method to facilitate electronic data import and export and from Software database.

d) Reference Data. QCSI agrees to provide the minimal reference data as required to configure and test Software. CLIENT is responsible for the annual procurement, update and maintenance of all reference data required to operate Software. QCSI agrees to provide the data table structure and interface method to facilitate loading, editing and maintenance of reference data required to operate Software.

e) Escrow Statement. QCSI shall maintain a copy of the most recent Source Code for Software with Ft. Knox Escrow Services Inc. or a trustee mutually acceptable to QCSI and CLIENT. In the event QCSI becomes insolvent, makes an assignment of assets for the benefit of creditors, has a trustee or receiver appointed (either voluntary or involuntarily), is adjudicated bankrupt, or involuntary bankrupt proceedings are commenced against QCSI or receiver, or commences any dissolution or liquidation proceedings, then the trustee shall be directed to deliver the Source Code to CLIENT. CLIENT shall provide written notification to both QCSI and trustee of intention to access Source Code. QCSI shall notify CLIENT who the appointed trustee is, and give notice prior to any of the actions mentioned herein. CLIENT shall pay or reimburse QCSI for any costs of Source Code escrow, escrow maintenance or Source Code access.

e) Marketing. QCSI may, in its sole discretion, reference CLIENT in advertising and promotional materials concerning the sale and promotion of Software including listing CLIENT's name. When a specific advertisement or promotion containing only the


                                     Page 1
(c) Quality Care Solutions, Inc.              /s/               GA
Software License                                  _____CLIENT  _____QCSI
Rev. 11/01/99

     CLIENT's name is planned, QCSI will obtain CLIENT's written permission before such use. QCSI shall also obtain CLIENT's written permission before use of any logo of the CLIENT.

g) Privacy Act. QCSI agrees and warrants that the Software will meet current federal requirements under the Privacy Act of 1987 (the "Act"). QCSI further agrees and warrants that it has in place internal controls, which will satisfy the security and privacy requirements of the Act.

III. LIMITED WARRANTY, PATENT, AND COPYRIGHT INFRINGEMENT

a) Limited Warranty. QCSI warrants that it shall remedy any anomaly as defined by QCSI policies and procedures within QCSI's support policy response time. This warranty is conditional upon CLIENT's computing environment being consistent with QCSI's recommended hardware and software specifications and in good working order and further provided that the Software has been properly used and has not been modified and/or serviced by an entity other than QCSI. QCSI does not warrant that Software will meet CLIENT's requirements or will operate in the combinations which may be selected for use by CLIENT, or that the operation of Software will be uninterrupted or error free. This warranty does not extend to Software modified by CLIENT, for anomalies due to CLIENT misuse of third-party products or for Software, which is more than one version past QCSI's latest released version. QCSI's warranty covers only service to correct anomalies reported during the term of this License.

b) NO OTHER WARRANTIES. THE FOREGOING IS IN LIEU OF ALL OTHER WARRANTIES EXPRESSED OR IMPLIED. QCSI HEREBY DISCLAIMS ALL WARRANTIES NOT EXPRESSLY SET FORTH IN THIS LICENSE INCLUDING BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. CLIENT HEREBY DISCLAIMS ANY RELIANCE ON ANY WARRANTY OR REPRESENTATION NOT EXPRESSLY SET FORTH IN THIS LICENSE.

C) NO LIABILITY FOR CONSEQUENTIAL DAMAGES. IN NO EVENT WILL QCSI BE LIABLE FOR ANY DAMAGES CAUSED BY CLIENT'S FAILURE TO PERFORM CLIENT'S RESPONSIBILITIES, OR FOR ANY LOST PROFITS, LOST SAVINGS, LOSS OF DATA, LOSS OF USE OF SOFTWARE, COSTS OF RECREATING LOST DATA, OR ANY OTHER INDIRECT, SPECIAL OR OTHER CONSEQUENTIAL DAMAGES, EVEN IF QCSI HAD BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, OR FOR ANY CLAIM AGAINST CLIENT BY ANY OTHER PARTY.

d) LIMITATIONS ON LIABILITY AND REMEDIES. QCSI's AGGREGATE LIABILITY FOR DAMAGES TO CLIENT FROM ANY CAUSE WHATSOEVER, AND REGARDLESS OF THE FORM OF ACTION, INCLUDING CONTRACT, TORT, COMPUTER MALPRACTICE, PRODUCTS LIABILITY, STRICT LIABILITY, OR OTHERWISE SHALL BE LIMITED TO THE AMOUNT OF THE IMPLEMENTATION FEES PAID TO QCSI.

e) Time Limitations. No action, regardless of form, arising out of their License may be brought by CLIENT later than two (2) years after the cause of action has arisen and CLIENT has (or should have) acquired knowledge thereof.

f) Indemnification. QCSI promises to indemnify CLIENT, at QCSI's expense, against any claim that Software infringes on a valid patent, copyright, or trade secret in the United States. QCSI will also pay all costs, damages, and attorney's fees that a court finally awards as a result of such claim, to the limit of QCSI's liability as determined by the court. QCSI's duties under this section are conditioned upon the following:

     1) CLIENT shall give QCSI prompt written notice of any actual or threatened claim.

     2) QCSI shall have control of the defense of any claim and of all negotiations for the settlement or compromise of such claim.

     3) CLIENT shall cooperate with QCSI in the defense or settlement of any claim at QCSI's expense.

     4) The claim does not arise out of CLIENT's modification of Software or the use of Software in combination with anything not approved by QCSI.

If a patent, trade secret or copyright infringement occurs, or QCSI's judgment is likely to occur, QCSI, at its option and expense, may either procure the right for CLIENT to continue using Software, or replace or modify it to be functionally equivalent so that it becomes non-infringing. If neither of the foregoing alternatives is reasonably available in QCSI's judgment, CLIENT shall return all copies of Software in question to QCSI upon QCSI's written request. QCSI shall refund the pro-rata cost of the implementation fee paid to QCSI of the specific module based on a five-year useful life.

IV.  GENERAL PROVISIONS

a) Applicable Law and Arbitration. This License shall be construed and interpreted in accordance with the laws of the State of Arizona and the venue for any dispute whatsoever shall be in the Superior Court of Maricopa County, Arizona. In the event that the Parties are unable to resolve within a reasonable time any controversy, dispute or claim arising out of or in connection with this License, or its interpretation, performance or termination, binding arbitration shall be conducted in accordance with the rules of the Arizona Arbitration Act, A.R.S. Sections 12-1501 et seq., and the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). In the event of arbitration or litigation, the prevailing Party shall be entitled to recover costs and expenses including reasonable attorney's fees.

b) Assignment. CLIENT has neither the power nor the right to delegate any duty under this License, to grant any sub-license under this License, or to assign or transfer the License, or any right under any agreement executed in connection with this License without the prior written approval of QCSI, which shall not be unreasonably withheld. Any attempt by CLIENT to assign any right or duty under this License shall be void as a matter of law.

c) Export Act. CLIENT hereby warrants and certifies that no part of Software, modifications thereof, documentation thereto, applicable manual(s) or any related item or product will be made available or exported to any country in contravention of any law of the United States, including the Export Administration Act of 1979 and regulations relating thereto.

d) Modification of the Agreement/Entire Agreement. This License supersedes all oral or written agreements, if any, between the Parties and constitutes the entire agreement between the parties with respect to the matters contained herein. Any modification, amendment, cancellation, or waiver of rights under this License shall be effective only if in writing signed by an Officer of the Party against whom enforcement of the same is sought. No waiver of any breach of this License shall be construed as a waiver of any other rights under this License. No delay in acting with regard to any breach shall be construed as a waiver of the breach.

                                     Page 2

(c) Quality Care Solutions, Inc.                          Client GA QCSI
Software License                                                 --
Rev. 11/01/99

e) Reservation of Rights. All rights of QCSI not expressly granted to CLIENT in writing are reserved.

f) Severability. In the event that any provision of this License shall become or be unenforceable, invalid, void or voidable, the same shall be limited, construed or, if necessary, limited to the extent necessary to remove such defect and the remaining provisions shall continue to bind the Parties as though the unenforceable, invalid, void or voidable part are not a part of the License.

g) Force Majeure. Either Party shall be excused for failures and delays in performance of their respective obligations under this License caused by war, riots or insurrections, laws and regulations, strikes, floods, fires, explosions, or other catastrophes beyond the control and without the fault of such Party. This provision shall not, however, release such Party from using its best efforts to avoid or remove such cause, and such Party shall continue performance hereunder with the utmost dispatch whenever such cause are removed. Upon claiming any such excuse or delay for nonperformance, such Party shall give prompt notice thereof to the other Party.

h) Recruitment of Personnel. During the initial and any subsequent term of this License and for a period of one (1) year thereafter, neither QCSI nor CLIENT will hire, employ or contract with directly or indirectly any key employee(s) of the other for a period of one hundred twenty (120) days following termination of such employee's employment, without the prior written consent of the other.

i) Exhibits. All exhibits attached to this License are incorporated into and made part of this License.



                                     Page 3

(c) Quality Care Solutions, Inc.
Software License
Rev. 11/01/99                                  /s/  CLIENT    GA   QCSI
                                              -----          -----